Exhibit 99.1

Sunworks and Solcius to Combine, Creating Leading Solar Installation Company with Broad National Presence

Transaction Provides Scale and Operating Efficiencies

ROSEVILLE, CA and PROVO, UT – April 8, 2021 – Sunworks, Inc. (NASDAQ: SUNW) (“Sunworks”), a provider of solar power and storage solutions for agriculture, commercial, industrial, public works, and residential markets, and Solcius, LLC (“Solcius”), a privately held, rapidly growing residential solar company, today announced that they have entered into a definitive agreement pursuant to which a subsidiary of Sunworks will acquire Solcius, valued at $51.8 million on a cash-free and debt-free basis, in an all-cash transaction.

The transaction creates a national solar power provider with a presence in 12 states, including California, Oregon, Utah, Nevada, Arizona, New Mexico, Texas, Colorado, Minnessota, Wisconsin, Massachusetts, and South Carolina. Together, the combined organization generated net revenue of approximately $131.5 million in calendar year 2020. Sunworks expects the combined company to be profitable in the first full year after integration and after capturing strategic, operational and cost synergies.

Acquisition Rationale and Highlights

●	Combination creates a national leader in the rapidly growing residential space, poised to capitalize on significant strategic synergies.
●	Leverages expertise and infrastructure of Solcius to quickly and cost-effectively establish a presence for residential solar installation in new markets.
●	Provides Sunworks with a national footprint to facilitate diligent and rapid expansion of agricultural, commercial, industrial, and public works service offerings in additional geographies.
●	Improves scale, with pro forma revenue of approximately $131.5 million if the companies had been combined for all of calendar year 2020, and a combined backlog of $81.4 million if the companies had been combined as of December 31, 2020.
●	Enhanced economies of scale, leading to better access to suppliers, vendors and financial partners, as well as marketing and customer acquisition opportunities.
●	The transaction is expected to be accretive to earnings and will drive cash flow once integration synergies have been implemented.

Gaylon Morris, Chief Executive Officer (“CEO”) of Sunworks, commented, “Together, the combined organization will be better equipped to deliver solar EPC and development solutions to a broader customer base across the United States, focusing on the rapidly growing residential, commercial, industrial, and public works markets. By leveraging economies of scale, the combined company will be able to secure materials more quickly, with greater reliability, and at a more beneficial price point. We feel confident the combination will increase brand awareness across our customer and partner bases due to the greater scale and a significantly enhanced service offering. In addition, Solcius has proven to be highly adept, with sophisticated technology that not only accelerates growth into new markets by supporting expansion of its customer-focused team, but also increases efficiencies across the entire installation process, driving improved customer satisfaction. We believe this combination creates a compelling, well-capitalized, publicly traded solar leader poised for accelerated, profitable growth. We welcome the hard-working team from Solcius and their established business partners into the Sunworks family.”

Jason Knapp, President of Solcius, added, “Combining Solcius’ growing residential business and expanding national footprint with Sunworks’ established agricultural, commercial, industrial, and public works capabilities will provide synergies and scale to accelerate the growth and expansion that was challenging as two separate, independent companies. I am proud of what the Solcius team has accomplished as a privately held company and am excited to integrate our organization with Sunworks to begin the next phase of our evolution.”

Transaction Details

The Board of Directors of each of Sunworks and its subsidiary, Sunworks United, Inc., unanimously approved the definitive transaction agreement, which includes an all-cash payment of $51.8 million, subject to customary purchase price adjustments, and customary seller representations and warranties and indemnification obligations.

In 2020, Solcius generated approximately $93.4 million in revenue and reported $2.8 million of operating income.

Mr. Morris will serve as the CEO of the combined organization and Mr. Knapp will continue as President of Solcius. The existing Sunworks Board of Directors will remain as currently constructed.

Additional details of the transaction will be included with the Company’s current report on Form 8-K, which will be filed with the United States Securities and Exchange Commission.

Conference Call to Discuss the Transaction:

Sunworks and Solcius will host a joint investor conference call today Thursday, April 8, 2021 at 5:30 p.m. Eastern Time to discuss details of the transaction.

Interested parties may join the conference call by dialing:

●	U.S. dial-in: (844) 602-0385
●	International dial-in: (862) 298- 0970
●	Conference ID: 65324411

A live and archived webcast will be available on the investor relations section of the Sunworks investor relations website at https://ir.sunworksusa.com/events.

Following the conclusion of the live call, a replay of the webcast will be available on the Sunworks website for at least 90 days. Alternatively, a telephonic replay of the call will be available beginning at 8 p.m. Eastern Time on April 8, 2021 and can be accessed until 11:59 p.m. Eastern Time on April 22, 2021 by calling (877) 481-4010 in the U.S. or (919) 882-2331 internationally, with access code 40787.

About Solcius

Solcius LLC is a full-service, residential solar system provider committed to reducing carbon emissions while increasing utility bill savings for thousands of environmentally and financially conscious customers across the country. Solcius partners with a growing network of sales partners in 10 different states, providing an array of services including proposal generation, engineering, permitting, installation, and customer service. Strong financial backing and a debt-free operation have allowed Solcius to grow steadily and securely in an otherwise volatile market. Significant investments in proprietary software tools have uniquely positioned Solcius to provide industry-leading services to its partners and customers. The overwhelmingly positive feedback and reviews from customers on sites like Google and the Better Business Bureau exemplify the success of Solcius’ processes and services.

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ: SUNW) is a premier provider of high performance solar power systems. Sunworks is committed to quality business practices that exceed industry standards and uphold its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. Sunworks strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, state and federal, public works, and residential. Sunworks’ diverse, seasoned workforce includes veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. All Sunworks’ employees uphold its guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the expected growth and profitability of the combined company; (ii) the successful integration of Solcius and expected capture of strategic, operational and cost synergies; (iii) the ability of the combined company to leverage the expertise and infrastructure of Solcius to quickly and cost-effectively establish a presence for residential solar installation in new markets and capture new commerical and public works customers; (iv) the ability to diligently and rapidly expand agricultural, commercial, industrial, and public works service offerings in additional geographies; (v) expected marketing and customer acquisition opportunities; (vi) the expectation that the transaction will be accretive to earnings and will drive cash flow once integration synergies have been implemented; (vii) the expected improvement to scale to enable the combined company to secure materials more quickly, with greater reliability, and at a more beneficial price point; (viii) the expectation that the combination will increase brand awareness across customer and partner bases due to the greater scale and a significantly enhanced service offering; and (ix) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Sunworks. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the businesses of Sunworks and Solcius may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (ii) the expected growth opportunities or cost savings from the transaction may not be fully realized or may take longer to realize than expected; (iii) risks that the business combination disrupts current plans and operations that may harm ongoing business operations; (iv) the amount of any costs, fees, expenses, impairments and charges related to the transaction; (v) operating costs, loss of customers and business disruption following the transaction, including adverse effects on relationships with employees and customers, may be greater than expected; (vi) economic, competitive, regulatory, environmental and other factors may adversely affect the businessin which Sunworks is engaged; and (vii) the continued impact of COVID-19 and the related federal, state and local restrictions on business operations and the workforce, the impact of COVID-19 and such restrictions on customers, and the impact of COVID-19 on the supply chain and availability of shipping and distribution channels. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sunworks’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

Sunworks Investor Contact:

Rob Fink

FNK IR

p646-809-4048

rob@fnkir.com